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                                                                      EXHIBIT 16

January 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

     We have read the two paragraphs of Item 4 included in the Form 8-K dated December 18, 2001 of ATSI Communications, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Cc: Mr. Doug Saathoff, ATSI Communications, Inc.